Exhibit 10.1

TRANSITION AND GENERAL RELEASE AGREEMENT

This Transition and General Release Agreement (this “Agreement”) dated March 31, 2026 is entered into by and between Agilent Technologies, Inc. (the “Company”) and Bret DiMarco (“you” and collectively with the Company, the “Parties”). Conditioned upon your execution of this Agreement, in exchange for the covenants, representations, warranties, terms, conditions and releases set forth below, you shall be entitled to receive the Severance Benefits (as such terms are defined below). Accordingly, the Company and you agree as follows:

1.
Effective Date. This Agreement shall become effective on the date you deliver this Agreement to the Company signed by you (the “Effective Date”), provided that you sign and date this Agreement and deliver it to the Company without modification by no later than 5:00 pm (PST) on April 3, 2026 (the “Deadline”).
2.
Transition Period. The Parties mutually agree that for the period commencing on April 1, 2026 and continuing through December 1, 2026 (the “Transition Period”), you will continue to remain employed by the Company. For the period commencing April 1, 2026 and continuing until the earlier of: (a) the starting date of a new Chief Legal Officer by the Company or (b) September 30, 2026, you shall remain in your current role as Senior Vice President, Chief Legal Officer and Secretary (the “Initial Transition Period”). Beginning on the first day following the conclusion of the Initial Transition Period and concluding on the last day of the Transition Period (the “Second Transition Period”), you will be employed as a Special Advisor, and during this period, you will not perform any of your current job duties for the Company or render services to the Company except in the capacity of a Special Advisor to provide assistance with the onboarding and integration of a new Chief Legal Officer, to the extent and in the manner specifically requested by the Company or to assist and provide input with respect to other pending matters with which you may have expertise. On the first day following the conclusion of the Initial Transition Period, you will automatically be deemed to resign from your positions as a Senior Vice President, Chief Legal Officer and Secretary, and any other positions that you hold and you agree to execute any documentation requested by the Company in furtherance of this. While you are a Special Advisor, you will continue to receive employee benefits to the same extent as during the Initial Transition Period but will not receive any other employee benefits or perquisites of any kind including but not limited to PFR (Pay for Rewards) bonus for this financial year. During the Transition Period, you will comply with the Company’s written policies and procedures (including its Standards of Business Conduct), as well as the Agreement Regarding Confidential Information and Proprietary Developments, dated June 10, 2024, you will receive between the Company and you (the “Confidentiality Agreement”). For the avoidance of doubt, you will be classified as “remote” for purposes of your work location while you are a Special Advisor.
3.
Transition Benefits. Provided that you sign this Agreement before the Deadline and comply with all of its terms, the Company will provide you the following severance benefits (collectively, the “Transition Benefits”):
(a)
During the Initial Transition Period you shall continue to receive your current base salary and benefits and during the Second Transition Period, the Company will provide you with (i) payment of your base salary at the annualized rate of $350,000 (i.e. Three Hundred Fifty

Thousand Dollars (the “Base Salary”)), paid on the standard US payroll schedule, and subject to standard tax withholdings and authorized deductions; and (ii) healthcare on the same basis as provided during the Initial Transition Period), (iii) eligibility to participate in certain Company’s employee benefits including healthcare, in accordance with their terms, but you will not be eligible for nor will you receive any new or additional equity grants or any participation in the PFR (Pay for Rewards) bonus for this financial year; and (iv) continued vesting (and related issuance or exercise) in the Company’s equity awards previously granted to you in accordance with the terms and conditions of the written equity award agreements that you entered into in connection with each such equity award (the “Equity Award Agreements”) and the Company’s 2018 Stock Plan, as amended (the “Plan”);
(b)
provided that you sign the Supplemental Release Agreement in the form attached hereto as Exhibit A (the “Supplemental Release”) within 21 days after the end of the Transition Period (December 1, 2026) but no sooner than December 2, 2026, you do not revoke it before the eighth day after you sign and return it (the “Supplemental Release Effective Date”), and comply with its terms, the Company will pay you a lump sum payment in an amount equal to your current base salary ($685,000), your target bonus ($513,750), but less an amount equal to the base salary paid to you during the Second Transition Period (i.e. the amount paid to you during such period at the reduced base salary amount as set forth in Section 3(a)), (which for the avoidance of doubt shall not include deduction for any payments made to you during the Initial Transition Period), subject to standard tax withholdings and authorized deductions (the “Severance Payment”), which shall be paid to you during the first week of January 2027. By way of illustration, assuming the Second Transition Period was exactly six months, or 12 pay periods, the gross pay to you during the Second Transition period would be approximately $175,000 and thus, the Severance Payment would be $1,198,570 minus $175,000 equals $1,023,575. You acknowledge and agree that the Transition Benefits represent payments and benefits that you would not otherwise be entitled to receive without entering into this Agreement and constitute sufficient consideration for the releases, covenants and promises provided by you in this Agreement.
4.
Termination of Employment/Payment of Employment Compensation. By signing below, you acknowledge and represent that (a) your employment with the Company will terminate effective as of 11:59 PST on December 1, 2026 or such earlier date that the Company terminates your employment due to your material breach of this Agreement, (the “Termination Date”); (b) on or before the Termination Date, the Company will pay you all unpaid base salary and any vacation that has been accrued but not used as of the Termination Date (the “Final Wage Payment”); (c) other than the opportunity to receive the payments and benefits described above in Section 3(a) (including the Final Wage Payment), you will not be entitled to receive any further wages, bonuses, equity awards, Pay for Results payments or other compensation or benefits of any kind from the Company during your employment with the Company; (d) following the Termination Date, except for the Severance Payment, you will not be entitled to receive any further wages, compensation, equity award, equity vesting, or benefits arising out of your employment or any other relationship with the Company; and (e) you will submit any expenses you incurred during your employment with the Company through the Termination Date by no later than five (5) business days after the Termination Date, which the Company shall reimburse in accordance with its expense reimbursement policy.

5.
Health Insurance. Your coverage under the Company’s group healthcare insurance plan will end on the last day of the month in which the Termination Date occurs; provided, however, that you will be eligible to continue healthcare coverage for you and your eligible dependents under the Company’s group health insurance plans in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) commencing on the first calendar day of the month following the Termination Date, provided that you make a timely election for COBRA coverage and you pay the monthly COBRA premiums necessary to continue such coverage.
6.
Return of Property; Confidentiality Agreement. Within five (5) business days of the end of the Initial Transition Period, you shall return to the Company (or permanently destroy and reasonably certify to same) any and all Company property, including but not limited to any and all computers, cell phones, credit cards, devices, records, data, notes, notebooks, reports, proposals, lists, correspondence, customer lists, specifications, drawings, blueprints, sketches, materials, equipment, prototypes, samples, models and other property and documents containing the Company’s Confidential Information (as defined in the Confidentiality Agreement), as well as any paper or electronic copies or reproductions of any of the aforementioned items that you may have on any personal computer, phone, tablet, electronic storage device, email account, cloud storage account, or any other device or media. You hereby reaffirm and agree to observe and abide by the terms of your Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information and nonsolicitation of the Company’s employees and consultants. The Confidentiality Agreement is incorporated into this Agreement as if fully set forth herein. You acknowledge and agree that your compliance with the terms of this Section 6 (including but not limited to the obligation to return all Company property) is a material condition for you receiving the Transition Benefits.

Notwithstanding the foregoing, you will not be in breach of this provision with regards to any automatic backups or similar which may have unintentionally created a backup to which you are unaware. Additionally, you may retain a copy of any applicable information which specifically relates to you that may have Confidential Information, such as copies of your indemnification agreement, equity awards, benefits, offer letter, etc.

7.
Release of Claims. You, on your own behalf and on behalf of your respective heirs, family members, executors, agents, and assigns, hereby fully and forever release and discharge, the Company, including its past and present employees, directors, officers, shareholders, attorneys, representatives, insurers, agents, successors, predecessors, assigns, parents, subsidiaries, affiliates, divisions, investors, partners, trustees, members, owners, administrators, benefit plans, plan administrators, labor contractors, staffing agencies, and related companies, (individually and collectively the “Releasees”) from, and agree not to sue concerning, any claim, duty, obligation, or cause of action, relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that you may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up to and including the date you sign this Agreement. The Parties intend this release to be general and comprehensive in nature and to release all claims and potential claims against the Releasees to the maximum extent permitted by law. Claims being released include specifically by way of description, but not by way of limitation, any and all claims:

(a)
relating to or arising from your employment with the Company or the termination thereof, including without limitation claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1866 and 1871, the Civil Rights Act of 1991, the Pregnancy Discrimination Act, the Equal Pay Act, the Rehabilitation Act of 1973, 42 U.S.C. §1981, the Americans with Disabilities Act, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990, the California Fair Employment and Housing Act, the Pregnancy Disability Leave law, the Family and Medical Leave Act, the California Family Rights Act, the Healthy Workplace Healthy Family Act of 2014, the Employee Retirement Income Security Act, as amended, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Occupational Safety and Health Act, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act of 1988 (federal or state), the Health Insurance Portability and Accountability Act of 1996, the National Labor Relations Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Sarbanes-Oxley Act, the California Labor Code, the Private Attorneys’ General Act (Labor Code§ 2698 et seq.), any Wage Orders issued by the California Industrial Welfare Commission, the California Family Rights Act, the California Government Code, the California Fair Employment and Housing Act, the California Privacy Rights Act, the California Penal Code, as amended, the California WARN Act, the California Business and Professionals Code, common law, the federal or any state constitution, and any other similar federal, state, or local statutes, regulations, ordinances or laws;
(b)
arising out of or in any way related to any federal, state, or local law prohibiting bullying, harassment, retaliation, wrongful termination, or discrimination on any basis, including on the basis of sex (including pregnancy, childbirth, breastfeeding or related medical conditions), age, gender (including gender identity and gender expression), race, color, religion (including religious dress or grooming practices), physical or mental disability, medical condition, genetic information, marital status, registered domestic partner status, sexual orientation, national origin (including language use restrictions and possession of a driver’s license issued under California Vehicle Code section 12801.9), ancestry, height, weight, citizenship, military and veteran status, or for exercising any legal rights or otherwise engaging in any protected or concerted activity;
(c)
for breach of contract (express or implied), breach of promise, wrongful discharge, constructive discharge, violation of public policy, unjust dismissal, retaliation, negligent hiring, retention or supervision, quantum meruit, whistleblowing, breach of fiduciary duty, breach of express or implied covenant of good faith and fair dealing, promissory estoppel, defamation, libel, slander, wrongful denial of benefits, fraud, intentional and negligent infliction of emotional distress, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, property damage, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage; and unfair business practices; and any other statutory claims, tort claims, contract claims, and/or Constitutional claims;
(d)
for any alleged unpaid wages due, including but not limited to incentive compensation, as to which you have considered and agree that there is a good-faith dispute as to whether such wages are due, and, based on this good-faith dispute, you release and waive any and all claims regarding any alleged unpaid wages and any corresponding penalties, interest, or attorneys’ fees;

(e)
for any and all claims for stock, stock options, restricted stock units, or other equity securities of the Company; and
(f)
for any remedies available at law or in equity, including damages, penalties, restitution, liens, injunctive relief, or the recovery of attorneys’ fees, costs, or expert witness fees.

You agree that the release set forth above shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement nor to your right to challenge the knowing and voluntary nature of this Agreement. It further does not extend to claims you may have for violation of any federal, state or local law that, by operation of law, are not waivable, including but not limited to unemployment, state disability, and California Labor Code Section 2802. Regarding Labor Code Section 2802, or similar law of any other state, you represent and warrant that you have been reimbursed all business expenses and other expenditures incurred in direct consequence of your duties for the Company. You represent and warrant that you have not assigned, transferred or given away any of the released claims.

8.
Waiver of Unknown Claims. You acknowledge that, by signing this Agreement, you intend for the general release of claims in Section 7 above to extend to each and every claim, demand and cause of action hereinabove specified, including but not limited to claims that are unknown or unsuspected by you. In so doing, you expressly acknowledge that you are knowingly waiving rights you may have under any applicable state, federal or local law that restricts the right of a person to waive unknown or unsuspected claims, including but not limited to California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

9.
No Pending or Future Lawsuits. You represent that you have no lawsuits, claims, or actions pending in your name, or on behalf of any other person or entity, against the Company or any of the Releasees. You also represent that you do not intend to bring any claims on your own behalf or on behalf of any other person or entity against the Company or any of the Releasees. Furthermore, you represent and agree that you will not voluntarily testify, provide documents, or otherwise participate, assist, or permit others to participate on your behalf, in any such proceedings, except at the direction of the Company, by order of a court of competent jurisdiction or pursuant to a subpoena. To the extent you are subject to such a court order or subpoena, you agree that you will provide written notice to the Company as soon as practicable after receipt of same. For avoidance of doubt, this Section and Agreement do not require you to disclose or make any representation as to any prior communications or other dealings with the Securities and Exchange Commission (SEC), and nothing in this Section and Agreement prohibits you from communicating with or providing information to the SEC under Section 21F of the Securities Exchange Act.

10.
Confidentiality of Agreement. Subject to the provisions of Section 13 below and otherwise except to the extent disclosed by the Company in any public filings, you shall keep the existence and terms of this Agreement in the strictest confidence and, except as required by law, not reveal the existence or terms of this Agreement to any persons except you may disclose the terms of this Agreement to your immediate family, your attorney, and your financial advisors (and to them only provided that they also agree to keep the information completely confidential), and the court in any proceedings to enforce the terms of this Agreement.
11.
Non-Disparagement. On or after the beginning of the Second Transition Period, subject to the provisions of Section 13 below, you shall not make any negative or disparaging statements (orally or in writing or in any medium, including via blogging or otherwise posting or publishing comments electronically, on social media or via the internet) about the Company or its directors or officers. Additionally, you shall not make any negative or disparaging statements in writing, including via blogging or otherwise posting or publishing comments electronically, on social media or via the internet, or orally in a public forum (e.g. statements made on a panel at a conference or in a press or television interview), or to someone who you understand may make your statements public, about Agilent employees, agents, consultants, products, services, or business practices. You acknowledge and agree that your employment with the Company qualifies you as a supervisor and/or manager under the National Labor Relations Act (“NLRA”). The Company agrees to instruct the Chief Executive Officer, Padraig McDonnell and the Chief Human Resources Officer, Meghan Henson, not to make any negative or disparaging statements (orally or in writing or in any medium, including via blogging or otherwise posting or publishing comments electronically, on social media or via the internet) about you.
12.
Cooperation. During the Transition Period and following the Termination Date, you shall reasonably cooperate with the Company or its affiliates as may be reasonably necessary in the defense, prosecution or investigation of any actual or potential claim, demand, dispute, lawsuit, arbitration, subpoena, grievance or other legal proceeding (collectively “Disputes”) initiated or currently in progress by or against the Company or any of its affiliates. Such cooperation shall include, without limitation, making yourself available, upon reasonable notice, to the Company, any of its affiliates and/or their counsel to provide truthful information relating to such Disputes and appearing for depositions, trial, settlement negotiations, or other activities in defense of the Disputes as requested by the Company, any of its affiliates and/or their counsel.
13.
Protected Activity. Nothing in this Agreement shall be construed to prohibit you from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” means (i) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful, (ii)enforcing your rights under the NLRA, including but not limited to your rights to disclose or discuss the terms and conditions of your employment with the Company, and to assist other Company employees in enforcing their rights under the NLRA, (iii) engaging in communications related to an ongoing labor dispute unless the communication is so disloyal, reckless, or maliciously untrue as to lose the NLRA’s protection, (iv) filing a charge or complaint, or otherwise disclosing relevant information to or communicating, cooperating or participating with, any federal, state, local, or other governmental agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing, the National Labor Relations Board, the Department of Justice,

the Securities and Exchange Commission, the U.S. Congress, or any other federal, state, or local administrative body of governmental agency (collectively, the “Regulators”), (v) making other disclosures that are protected under the whistleblower or other provisions of state or federal law or regulation, (vi) providing information pursuant to a valid court order, subpoena, or other legal process, or (vii) challenging under the Older Workers Benefit Protection Act your waiver of claims under the Age Discrimination in Employment Act (as contemplated by the Supplemental Release Agreement). By signing this Agreement, you agree to waive your right to individual relief, including monetary damages, back pay, or restitution based on any claims asserted in any such complaint, charge or proceeding; provided, however, that nothing in this Agreement limits your right to receive an award for information you provide to any of the Regulators that is authorized to provide monetary or other awards to eligible individuals who come forward with information that leads to an agency enforcement action. You understand that you are not required to obtain prior authorization from the Company or inform the Company prior to engaging in any Protected Activity.
14.
Defend Trade Secrets Act Notice. You are hereby provided notice that under the 2016 Defend Trade Secrets Act (“DTSA”): (a) no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) that: (i) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (b) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.
15.
Successors and Assigns. This Agreement shall be binding upon each of the parties and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each party and to their heirs, administrators, representatives, executors, successors, and assigns. This Agreement may be assigned by the Company without restriction (including but not limited to, in connection with any merger, reorganization, sale of assets or securities of the Company, or otherwise). Because this Agreement contains obligations that are personal to you, you are not entitled to assign this Agreement.
16.
No Admission of Liability. You understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all potential disputed claims. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims you have asserted or could assert against the Company or any Releasee; or (b) an acknowledgment or admission by the Company of any fault or liability by the Company or any Releasee in any manner to you or to any third party.
17.
No Liens. You represent and warrant that (a) you have the capacity to act on your own behalf and on behalf of all who might claim through you to bind them to the terms and conditions of this Agreement; and (b) there are no liens or claims of any lien or assignment in law or equity or otherwise of or against any of the claims released herein.
18.
Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.
19.
Deferred Compensation Tax Consequences. Notwithstanding anything to the contrary set forth in this Agreement, all payments and benefits described in this Agreement that are not otherwise exempt from Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A) which establishes personal tax and penalty liability for certain deferred compensation, shall be fully paid no later than the short-term deferral deadline set forth in Treasury Regulation Section 1.409A-l(b)(4). The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to you or made on your behalf under the terms of this Agreement. You agree and understand that you are responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. You further agree to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) your failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
20.
Medicare Eligibility. If amounts you are receiving under this Agreement are for Medicare-paid medical expenses, the government may require you to reimburse Medicare, which you promise to do as required by law. Because of this, the Company must report all settlements with Medicare-eligible employees to the government, which you promise to assist the Company to do if it requests your assistance, e.g., by providing the Company with information needed for reporting. The Company may delay paying you the Settlement Payment under this Agreement until you provide the reporting assistance it reasonably requests. You hereby represent that (initial one):

You are not Medicare-eligible.
You are Medicare-eligible but have never enrolled in Medicare.
You have enrolled in Medicare and your Medicare claim number is____________________________

(You can determine your Medicare eligibility status by going to the following website: http://www.medicare.gov/eligibilitypremiumcalc/.) If you violate any promise in this provision or if any of your representations in it are false, you agree to hold the Company and all Released Parties harmless from any Medicare-related liability, reporting penalties, and defense costs.

21.
Non-Waiver/No Oral Modifications. No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach. This Agreement may not be modified or amended except in a writing signed by an authorized officer of the Company and you.
22.
Interpretation Of Agreement. Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.
23.
Arbitration. Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, or arising out of or relating in any way to your employment or termination of employment with the Company, including, without limiting the generality of the foregoing, any alleged violation of statute, common law or public policy, and with respect to any claims against any Releasee, shall be submitted to and be subject to final and binding arbitration before JAMS in accordance with the JAMS Employment Arbitration Rules and Procedures (“JAMS”), which are published at https://www.jamsadr.com/rules-employment-arbitration/, and pursuant to the Federal Arbitration Act. By your execution of this agreement, the Company and you are waiving their respective rights to a jury trial
24.
Voluntary Execution of Agreement. You understand and agree that you executed this Agreement voluntarily, without any duress or undue influence on the part or on behalf of the Company or any third party, with the full intent of releasing all of your claims against the Company and any of the other Releasees. You acknowledge that: (a) you have read this Agreement including the Supplemental Release; (b) you have had at least fourteen (14) days to consider whether to enter into and execute this Agreement and at least twenty one (21) days to consider whether to enter into the Supplemental Release; (c) you have had the opportunity to be represented in the preparation, negotiation, and execution of this Agreement and Supplemental Release by legal counsel of your own choosing, which you voluntarily and independently retained; (d) you understand the terms and consequences of this Agreement and the Supplemental Release and of the releases they contain; and (e) you are fully aware of the legal and binding effect of this Agreement and the Supplemental Release.
25.
Entire Agreement. This Agreement, along with the Confidentiality Agreement and the Equity Award Agreements, constitute and contain the entire agreement and final understanding concerning your employment with the Company, the termination of your employment, and the other subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated agreement.
26.
Mutual Intent to be Bound. By delivering this Agreement to you, the Company acknowledges that it wishes to enter into this Agreement with you and be bound by its terms. This Agreement will become fully binding and enforceable by both parties only after you sign and date this Agreement and deliver it to the Company without modification by no later than the Deadline.

27.
Survival of Indemnification Agreement. Notwithstanding anything to the contrary in this Agreement, the Indemnification Agreement by and between Agilent Technologies, Inc. and Bret DiMarco dated July 16, 2024, shall survive the execution of this Transition and General Release Agreement and shall remain in full force and effect in accordance with its terms, and nothing in this Agreement shall terminate, limit, or impair your rights thereunder.

[Signature page to follow]

Each of the Parties hereby accepts the terms and conditions of the foregoing Transition and General Release Agreement.

BRET DIMARCO /s/ Bret DiMarco Bret DiMarco	Date: 3/31/2026

AGILENT TECHNOLOGIES, INC. /s/ Meghan Henson By: Meghan Henson Its: Chief Human Resources Officer	Date: 3/31/2026

EXHIBIT A
Supplemental Release Agreement

This Supplemental Release Agreement (this “Agreement”) is entered into by and between Agilent Technologies, Inc. (the “Company”) and Bret DiMarco (“you”) based on the following covenants, representations, warranties, terms, conditions and releases set forth below.

1.
Transition Agreement. This Agreement is entered into as contemplated in the Transition and General Release Agreement, dated March 31, 2026, between the Company and you (the “Transition Agreement”). Any capitalized terms that are used but not defined herein shall have the meaning ascribed to them in the Transition Agreement. This Agreement is incorporated into the Transition Agreement.
2.
Effective Date. This Agreement shall become effective on the eighth (8th) day after you sign and return this Agreement to the Company (the “Effective Date”), provided that (a) you sign and return this Agreement by no later than December 7, 2026 (the “Deadline”) and (b) you do not revoke this Agreement during the seven-day period after you sign it pursuant to the terms of Section 8(d) below.
3.
Consideration. Subject to you timely entering into this Agreement, not revoking it, and complying with the terms of this Agreement and the Transition Agreement, you will be entitled to receive the Severance Payment as set forth in Section 3(b) of the Transition Agreement. You acknowledge and agree that the Severance Payment represents a payment that you would not otherwise be entitled to receive without entering into this Agreement and constitutes sufficient consideration for the releases, covenants and promises provided by you in this Agreement.
4.
Termination of Employment/Payment of Employee Compensation. By signing below, you acknowledge and represent that (a) your employment with the Company terminated in any capacity, effective as of December 1, 2026 (the “Termination Date”); (b) on or before the Termination Date, the Company has paid you all wages, including any base salary, bonus and/or compensation that you earned through the Termination Date; (c) following the Termination Date, except for the Severance Payment, you will not be entitled to receive any further wages, compensation, equity award, equity vesting (other than the issuance of exercise or vested equity), or benefits arising out of your employment or any other relationship with the Company except to the extent with regards to any vested equity awards as of that date; and (d) you will submit any expenses you incurred during your employment with the Company through the Termination Date by no later than five (5) business days after the Termination Date, which the Company shall reimburse in accordance with its expense reimbursement policy.
5.
Release. You, on your own behalf and on behalf of your respective heirs, family members, executors, agents, and assigns, hereby fully and forever release and discharge, the Company, including its past and present employees, directors, officers, shareholders, attorneys, representatives, insurers, agents, successors, predecessors, assigns, parents, subsidiaries, affiliates, divisions, investors, partners, trustees, members, owners, administrators, benefit plans, plan administrators, labor contractors, staffing agencies, and related companies, (individually and collectively the “Releasees”) from, and agree not to sue concerning, any claim, duty, obligation, or cause of action, relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that you may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up to and including the date you sign this Agreement. The Parties intend this release to be general and comprehensive in nature and to release all claims and potential claims against the Releasees to the maximum extent permitted by law. Claims being released include specifically by way of description, but not by way of limitation, any and all claims:
(a)
relating to or arising from your employment with the Company or the termination thereof, including without limitation claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1866 and 1871, the Civil Rights Act of 1991, the Pregnancy Discrimination Act, the Equal Pay Act, the Rehabilitation Act of 1973, 42 U.S.C. §1981, the Americans with Disabilities Act, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990, the California Fair Employment and Housing Act, the Pregnancy Disability Leave law, the Family and Medical Leave Act, the California Family Rights Act, the Healthy Workplace Healthy Family Act of 2014, the Employee Retirement Income Security Act, as amended, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Occupational Safety and Health Act, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act of 1988 (federal or state), the Health Insurance Portability and Accountability Act of 1996, the National Labor Relations Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Sarbanes-Oxley Act, the California Labor Code, the Private Attorneys’ General Act (Labor Code§ 2698 et seq.), any Wage Orders issued by the California Industrial Welfare Commission, the California Family Rights Act, the California Government Code, the California Fair Employment and Housing Act, the California Privacy Rights Act, the California Penal Code, as amended, the California WARN Act, the California Business and Professionals Code, common law, the federal or any state constitution, and any other similar federal, state, or local statutes, regulations, ordinances or laws;
(b)
arising out of or in any way related to any federal, state, or local law prohibiting bullying, harassment, retaliation, wrongful termination, or discrimination on any basis, including on the basis of sex (including pregnancy, childbirth, breastfeeding or related medical conditions), age, gender (including gender identity and gender expression), race, color, religion (including religious dress or grooming practices), physical or mental disability, medical condition, genetic information, marital status, registered domestic partner status, sexual orientation, national origin (including language use restrictions and possession of a driver’s license issued under California Vehicle Code section 12801.9), ancestry, height, weight, citizenship, military and veteran status, or for exercising any legal rights or otherwise engaging in any protected or concerted activity;
(c)
for breach of contract (express or implied), breach of promise, wrongful discharge, constructive discharge, violation of public policy, unjust dismissal, retaliation, negligent hiring, retention or supervision, quantum meruit, whistleblowing, breach of fiduciary duty, breach of express or implied covenant of good faith and fair dealing, promissory estoppel, defamation, libel, slander, wrongful denial of benefits, fraud, intentional and negligent infliction of emotional distress, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, property damage, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage; and unfair business practices; and any other statutory claims, tort claims, contract claims, and/or Constitutional claims;
(d)
for any alleged unpaid wages due, including but not limited to incentive compensation, as to which you have considered and agree that there is a good-faith dispute as to whether such wages are due, and, based on this good-faith dispute, you release and waive any and all claims regarding any alleged unpaid wages and any corresponding penalties, interest, or attorneys’ fees;
(e)
for any and all claims for stock, stock options, restricted stock units, or other equity securities of the Company; and
(f)
for any remedies available at law or in equity, including damages, penalties, restitution, liens, injunctive relief, or the recovery of attorneys’ fees, costs, or expert witness fees. You agree that the release set forth above shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement nor to your right to challenge the knowing and voluntary nature of this Agreement. It further does not extend to claims you may have for violation of any federal, state or local law that, by operation of law, are not waivable, including but not limited to unemployment, state disability, and California Labor Code Section 2802. Regarding Labor Code Section 2802, or similar law of any other state, you represent and warrant that you have been reimbursed all business expenses and other expenditures incurred as a direct consequence of your duties for the Company. You represent and warrant that you have not assigned, transferred or given away any of the released claims.
6.
Waiver of Unknown Claims. You acknowledge that, by signing this Agreement, you intend for the general release of claims in Section 7 above to extend to each and every claim, demand and cause of action hereinabove specified, including but not limited to claims that are unknown or unsuspected by you. In so doing, you expressly acknowledge that you are knowingly waiving rights you may have under any applicable state, federal or local law that restricts the right of a person to waive unknown or unsuspected claims, including but not limited to California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

7.
Waiver Of Age Discrimination Claims. You expressly acknowledge and agree that, by entering into this Agreement, you are waiving any and all rights or claims that you may have arising under the Age Discrimination in Employment Act, as amended (the “ADEA”), which have arisen on or before the date that you sign this Agreement. If you are aged 40 or older, you further acknowledge and agree that:
(a)
In return for this Agreement, you will receive compensation beyond that which you were already entitled to receive before entering into this Agreement;

(b)
You are hereby advised in writing to consult with an attorney before signing this Agreement;
(c)
You were informed that (i) you have twenty-one (21) days within which to consider the Agreement, (ii) the 21-day period to consider this Agreement will not restart or be extended if any changes (whether material or immaterial) are made to this Agreement after the date it is first provided to you, and (iii) if you sign this Agreement before the end of such 21-day period, you acknowledge and agree that you will have done so voluntarily and with full knowledge that you are waiving your right to have 21 days to consider this Agreement;
(d)
You were informed that you have seven (7) days following the date that you sign this Agreement in which to revoke the Agreement, and that this Agreement will become null and void if you elect revocation during that time. Any revocation must be in writing and must be received by the Company (delivered by email or hand delivery to Human Resources Department, Meghan Henson, Chief Human Resources Officer, Email: meghan.henson@agilent.com, Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, CA 95051) during the seven-day revocation period. In the event that you exercise your right of revocation, neither the Company nor you will have any obligations under this Agreement; and
(e)
Nothing in this Agreement prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.
8.
No Pending or Future Lawsuits. You represent that you have no lawsuits, claims, or actions pending in your name, or on behalf of any other person or entity, against the Company or any of the Releasees. You also represent that you do not intend to bring any claims on your own behalf or on behalf of any other person or entity against the Company or any of the Releasees. Furthermore, you represent and agree that you will not voluntarily testify, provide documents, or otherwise participate, assist, or permit others to participate on your behalf, in any such proceedings, except at the direction of the Company, by order of a court of competent jurisdiction or pursuant to a subpoena. To the extent you are subject to such a court order or subpoena, you agree that you will provide written notice to the Company as soon as practicable after receipt of same. For avoidance of doubt, this Section and Agreement do not require you to disclose or make any representation as to any prior communications or other dealings with the Securities and Exchange Commission (SEC), and nothing in this Section and Agreement prohibits you from communicating with or providing information to the SEC under Section 21F of the Securities Exchange Act.
9.
Confidentiality of Agreement. Subject to the provisions of Section 13 of the Transition Agreement and to the extent not otherwise disclosed by the Company in any public filings, you shall keep the existence and terms of this Agreement in the strictest confidence and, except as required by law, not reveal the existence or terms of this Agreement to any persons except your immediate family, your attorney, and your financial advisors (and to them only provided that they also agree to keep the information completely confidential), and the court in any proceedings to enforce the terms of this Agreement. You acknowledge and agree that your employment with the Company qualifies you as a supervisor and/or manager under the NLRA.

10.
Successors and Assigns. This Agreement shall be binding upon each of the parties and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each party and to their heirs, administrators, representatives, executors, successors, and assigns. This Agreement may be assigned by the Company without restriction (including but not limited to, in connection with any merger, reorganization, sale of assets or securities of the Company, or otherwise). Because this Agreement contains obligations that are personal to you, you are not entitled to assign this Agreement.
11.
No Admission of Liability. You understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all potential disputed claims. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims you have asserted or could assert against the Company or any Releasee; or (b) an acknowledgment or admission by the Company of any fault or liability by the Company or any Releasee in any manner to you or to any third party.
12.
No Liens. You represent and warrant that (a) you have the capacity to act on your own behalf and on behalf of all who might claim through you to bind them to the terms and conditions of this Agreement; and (b) there are no liens or claims of any lien or assignment in law or equity or otherwise of or against any of the claims released herein.
13.
Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.
14.
Deferred Compensation Tax Consequences. Notwithstanding anything to the contrary set forth in this Agreement, all payments and benefits described in this Agreement that are not otherwise exempt from Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A) which establishes personal tax and penalty liability for certain deferred compensation, shall be fully paid no later than the short-term deferral deadline set forth in Treasury Regulation Section 1.409A-1(b)(4). The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to you or made on your behalf under the terms of this Agreement. You agree and understand that you are responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. You further agree to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) your failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
15.
Medicare Eligibility. If amounts you are receiving under this Agreement are for Medicare-paid medical expenses, the government may require you to reimburse Medicare, which you promise to do as required by law. Because of this, the Company must report all settlements with Medicare-eligible employees to the government, which you promise to assist the Company to do if it requests your assistance, e.g., by providing the Company with information needed for reporting. The Company may delay paying you the Settlement Payment under this Agreement until you provide the reporting assistance it reasonably requests. You hereby represent that (initial one):

FORMCHECKBOX You are not Medicare-eligible.

FORMCHECKBOX You are Medicare-eligible but have never enrolled in Medicare.

FORMCHECKBOX You have enrolled in Medicare and your Medicare claim number is_________________________

(You can determine your Medicare eligibility status by going to the following website: http://www.medicare.gov/eligibilitypremiumcalc/.) If you violate any promise in this provision or if any of your representations in it are false, you agree to hold the Company and all Released Parties harmless from any Medicare-related liability, reporting penalties, and defense costs.

16.
Non-Waiver/No Oral Modifications. No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach. This Agreement may not be modified or amended except in a writing signed by an authorized officer of the Company and you.
17.
Interpretation Of Agreement. Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.
18.
Voluntary Execution of Agreement. You understand and agree that you executed this Agreement voluntarily, without any duress or undue influence on the part or on behalf of the Company or any third party, with the full intent of releasing all of your claims against the Company and any of the other Releasees. You acknowledge that: (a) you have read this Agreement; (b) you have had at least twenty-one days to consider whether to enter into and execute this Agreement; (c) you have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of your own choosing (i.e. FBM), which you voluntarily and independently retained; (d) you understand the terms and consequences of this Agreement and of the releases it contains; and (e) you are fully aware of the legal and binding effect of this Agreement.
19.
Entire Agreement. This Agreement, along with the Transition Agreement, the Confidentiality Agreement and the Equity Award Agreements, constitute and contain the entire agreement and final understanding concerning your employment with the Company, the termination of your employment, and the other subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated agreement.

20.
Mutual Intent to be Bound. By delivering this Agreement to you, the Company acknowledges that it wishes to enter into this Agreement with you and be bound by its terms. This Agreement will become fully binding and enforceable by both parties only after you sign and date this Agreement and deliver it to the Company without modification via DocuSign by no later than the Deadline.
21.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures or other electronic signatures (including the delivery of signed documents in PDF or TIF format or by means of DocuSign or other electronic signature platforms).
22.
Survival of Indemnification Agreement. Notwithstanding anything to the contrary in this Agreement, the Indemnification Agreement by and between Agilent Technologies, Inc. and Bret DiMarco dated July 16, 2024, shall survive the execution of this Transition and General Release Agreement and shall remain in full force and effect, and nothing in this Agreement shall terminate, limit, or impair your rights thereunder.

[Signature page to follow]

Each of the Parties hereby accepts the terms and conditions of the foregoing Supplemental Release Agreement.

BRET DIMARCO Bret DiMarco	Date:

AGILENT TECHNOLOGIES, INC. By: Meghan Henson Its: Chief Human Resources Officer	Date: